UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2005

SonomaWest Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-01912	94-1069729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2064 Highway 116 North Sebastopol, California	95472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 824-2534

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2005, the Compensation Committee of the Board of Directors (“Board”) of SonomaWest Holdings, Inc. (the “Company”) approved compensation arrangements for directors of the Company for the 2006 fiscal year (the year ending June 30, 2006). Outside directors will receive the following compensation: $3,000 per quarter, plus reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings; $1,500 for each Board and shareholder meeting attended; for service on the Audit Committee or the Compensation Committee, $1,000 per quarter for each such committee; and for service on special or other committees authorized by the Board, $1,000 per meeting of such committee. The committee also awarded options to purchase 2,500 shares of the Company’s common stock to each director who is not also an employee of the Company, and awarded options to purchase 10,000 shares of the Company’s common stock to Walker R. Stapleton, the Company’s Chief Executive Officer. The exercise price of all options is equal to the fair market value of the common stock on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMAWEST HOLDINGS, INC.

Date: December 27, 2005	By:	/s/ Walker R. Stapleton
Walker R. Stapleton
Chief Executive Officer